Exhibit 10.1

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is entered into as of January 13, 2017 by and between uSell.com, Inc., a Delaware corporation and its Affiliates (collectively, the “Service Provider”) and XXXX, a Delaware limited liability company (the “Company”). Capitalized terms not defined herein shall have the meaning given to such terms in the LLC Agreement (as defined herein).

WHEREAS, the Service Provider is engaged in the purchasing of cell phones, smart phones, tablets and related accessories (“Inventory”), refurbishing or repairing such Inventory and reselling such Inventory (the “Business”) and its personnel (“Personnel”) have experience in all aspects of the Business;

WHEREAS, XXXXXX, a Delaware limited liability company that is a member of the Company (“XXX”) and the Service Provider, also a member of the Company, formed the Company and are entering into a Limited Liability Company Agreement as of the date hereof (the “LLC Agreement”) to set forth the respective rights, privileges, preferences and obligations as members of the Company, including their rights to receive distributions of cash (“Distributions”) from the Company;

WHEREAS, the Company wishes to engage the Service Provider to provide, and the Service Provider wishes to provide, administrative and inventory management services to the Company, either directly or through one or more of its wholly owned Affiliates including, but not limited to, (i) the purchase, shipping, distribution and sales of Inventory, (ii) the provision of back office services such as accounting, financial reporting, preparation of financial statements, billing, collection of accounts receivable, payment of accounts payable, quality assurance, the triage and classification of Inventory in accordance with its quality and resale value, (iii) the warehousing of the Inventory and the maintenance of a “virtual warehouse” to separate the Inventory of the Company from that of the Service Provider, (iv) the maintenance of the Company’s relationships with vendors and customers, (v) preparation, filing and payment of state and federal regulatory and tax filings and maintenance of the books and records of the Company and (vi) the provision of such other services to the Company as the Service Provider currently provides, and from time to time during the term of this Agreement provides, for its own Business, including the services required to be undertaken by the Company as set forth in Sections 3.3, 8.1, 8.2 and 9.4 (with XXXX’s review, oversight, input and consent) of the LLC Agreement (collectively, the “Services”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Service Provider and the Company agree as follows:

ARTICLE I

RETENTION; SERVICES
AND POWERS OF THE SERVICE PROVIDER

1.1.         Retention of the Service Provider. The Company hereby engages the Service Provider to exclusively provide the Services to the Company as provided in this Agreement.

1.2.         Key Personnel. The Service Provider shall make available to the Company the Service Provider’s Personnel of the same level of experience and the same number of Personnel as the Service Provider engages such Personnel for its own Business. Provided, however, the parties acknowledge that under a Note Purchase Agreement of even date herewith (the “NPA”), the Service Provider is borrowing $8,660,000 from an Affiliate of the Company which will used for a business which is competitive with the Business. For all purposes under this Agreement, the parties agree that the Service Provider shall be entitled to purchase Inventory for the Service Provider’s account and not for the Company’s account until the Service Provider has no available capital to purchase Inventory for its own account.

1.3.         Standard of Performance and Care. The Service Provider agrees that in providing the Services under this Agreement it shall (i) provide such Services in accordance with the LLC Agreement in good faith, (ii) exercise the same standard of care, skill, prudence, consistency, quality and diligence as the Service Provider applies and has historically applied with respect to its Personnel and in the conduct of the Service Provider’s Business, including specifically with respect to the Inventory purchased by the Service Provider on behalf of the Company and (iii) pursue the Business on behalf of the Company in the same manner and with the same standards as it pursues and has historically pursued on behalf of its own business. In exercising any of its rights or performing its duties under this Agreement, the Service Provider shall perform its obligations under this Agreement in a manner that satisfies and is in accordance and material compliance with all applicable laws, rules and regulations and is in accordance and compliance with the LLC Agreement.

1.4.         Inventory Management. The Service Provider covenants that it shall maintain “virtual” warehouses to manage, account for and hold the Inventory separate and apart from any inventory purchased or held for its own account. The Service Provider will purchase Inventory on behalf of the Company under purchase orders that are separate from any purchase order for the Service Provider’s own Business (i.e., no “split” purchase orders). Except in accordance with this Agreement, the Service Provider shall not commingle any Inventory purchased on behalf of the Company and inventory purchased for its own account, and shall in all events separately track and account for, any Inventory it purchases on behalf of the Company and inventory it purchases for its own account, including any related information such as sales, revenue, expenses, identification, shipping, distribution, points of sale, location, invoicing, data entry and books and records.

1.5.         Cash Management. The Service Provider shall request release and disbursement of funds to purchase Inventory on behalf of the Company as set forth in, and shall otherwise comply in all respects with, Section 2.9 of the LLC Agreement.

1.6.         Cooperation. In connection with the provision and receipt, as applicable, of Services, the parties shall cooperate with each other with regard to the exchange of information and the conduct of the Business.

1.7.         Insurance. The Service Provider shall (i) at the Company’s expense, within ten (10) Business Days after the date of this Agreement, obtain and maintain property insurance on behalf of the Company covering all of the Company’s insurable properties (including, the Inventory) and general liability insurance, in each case in amounts acceptable to the Company (and in the case of Inventory in an amount equal to at least the cost of the Company’s Inventory), and (b) cause all premiums on such insurance policies to be paid in a timely manner.

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ARTICLE II

COMPENSATION OF THE
SERVICE PROVIDER; FEES AND EXPENSES

2.1.         Service Provider Compensation. The Service Provider’s compensation for the Services provided to the Company hereunder, shall be solely the right to receive the Distributions allocated to it pursuant to the LLC Agreement, and for the avoidance of any doubt, except as provided in this Section 2.1, the Service Provider shall not be entitled to any compensation or reimbursement of costs (including rent) or expenses for providing the Services. Notwithstanding the foregoing, the Company shall be responsible for and pay (i) all expenses for the following items with respect to the Business, which are separately tracked by the Service Provider: payments to vendors or consultants for Inventory, cost of Inventory, third party sales commissions on purchases or sales of the Company’s Inventory, inbound shipping costs, eBay/Paypal/Amazon fees, outbound shipping costs (only when separately tracked), (ii) all third-party auditing expenses relating to an audit but only to the extent that XXXX has requested an audit of the Company and third-party accounting expenses reasonably necessary to prepare tax returns of the Company, provided that the Service Provider shall obtain XXXX’s prior written consent to the accountant(s) or accounting firm that will prepare such tax returns, which consent will not be unreasonably withheld, and (iii) its allocable share of outbound shipping costs (when not separately tracked in accordance with Section 2.1(i) above), direct repair and refurbishment expenses (including direct labor and supplies such as boxes, lens tape, etc.), cellular, smart phone, and tablet supplies (parts, unlocking fees, ESN checks, etc.) and any other expenses that are not separately tracked pursuant to Section 2.1(i) above with respect to the Company’s Business for the prior calendar month based on the number of cell phones, smart phones, tablets and related accessories sold or processed, as applicable, by the Company in such prior month over the aggregate number of cell phones, smart phones, tablets and related accessories sold or processed, as applicable, by the Company and the Service Provider, provided, however, that all such costs and expenses are consistent with the Service Provider’s practices with respect to its own inventory and business; provided further, however, that the costs to be reimbursed by the Company pursuant to Section 2.1(iii) shall not be paid by the Company to the Service Provider until the Inventory attributable to such costs has been sold by the Company. The Service Provider will provide XXXX with supporting detail and calculations of the costs and expenses to be paid by the Company under this Section 2.1.

2.2.         Service Provider Expenses. Except as expressly set forth in Section 2.1, the Service Provider shall bear and be charged with all of the costs and expenses of the Service Provider whether incurred before or after the date hereof, in connection with the Services rendered or to be rendered by the Service Provider to or on behalf of the Company.

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ARTICLE III

EXCULPATION AND INDEMNIFICATION

3.1.         Exculpation and Indemnification.

(a)          Neither the Service Provider, nor any of its Affiliates, nor the managers, members, affiliates, partners, directors, officers, employees, shareholders and other representatives and agents of the Service Provider (each, a “Service Provider Indemnified Party”), shall be liable to the Company, or its Affiliates, or to any of their members, managers, officers, directors, shareholders, employees, consultants, independent contractors or other representatives or agents for monetary damages for any losses, claims, damages or liabilities (“Damages”) arising from any act performed or omitted by such parties arising out of the performance by the Service Provider of its Services under this Agreement or the Company’s Business or affairs, except to the extent that any such Damages are attributable to the gross negligence or willful misconduct of such Service Provider Indemnified Party or breach of this Agreement by any such Service Provider Indemnified Party, in which case the Service Provider shall indemnify and hold harmless the Company and its members and their respective members, managers, officers, directors, shareholders, employees, consultants or other representatives or agents (each, a “Company Indemnified Party”) for all Damages arising from any act or omission with respect to which the Service Provider has been found to have been grossly negligent or to have engaged in willful misconduct or breach of this Agreement in the same manner as the Indemnified Parties are entitled to indemnification from the Company as set forth in Section 3.1(b).

(b)          The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Service Provider Indemnified Parties against any Damages to which the Service Provider Indemnified Parties may become subject in connection with any matter arising out of the performance by the Service Provider of its Services under this Agreement or the Company’s Business or affairs, except, with respect to the Service Provider Indemnified Parties to the extent that any such Damages are attributable to the gross negligence or willful misconduct of a Service Provider Indemnified Party or breach of this Agreement by a Service Provider Indemnified Party, in which case the Company Indemnified Parties shall be indemnified and held harmless by the Service Provider as set forth in Section 3.1(a). If the Service Provider Indemnified Parties become involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of the performance by the Service Provider of its Services under this Agreement or the Company’s Business or affairs, the Company shall advance to the Service Provider Indemnified Parties their reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, however, that the Service Provider Indemnified Parties shall promptly repay to the Company the amount of any such reimbursed expenses paid to them or on their behalf if it shall ultimately be finally determined that the Service Provider Indemnified Parties were not entitled to be indemnified by the Company in connection with such action, proceeding or investigation.

(c)          The provisions of this Article III shall inure to the benefit of the Service Provider Indemnified Parties, and any successors, assigns, heirs and personal representatives of such Service Provider Indemnified Parties.

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ARTICLE IV

MISCELLANEOUS

4.1.         Duration and Termination. This Agreement shall commence on the date first set forth above and terminate (i) at XXXX’s election upon Service Provider’s breach of this Agreement and failure to cure such breach within fifteen (15) days after delivery of notice by XXXX to Service Provider of such breach, or within thirty (30) days after delivery of such notice if such breach is not reasonably capable of being cured within fifteen (15) days, (ii) upon dissolution of the Company as provided in the LLC Agreement, or (iii) upon the mutual agreement of the parties.

4.2.         Status of the Service Provider. Except in the rendering of the Services on behalf of the Company, the Service Provider shall be an independent contractor and shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

4.3.         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)          upon personal deliver to the party to be notified;

(b)          when sent by confirmed facsimile if sent during normal business hours of the recipient, or, if not, then on the next business day;

(c)          five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)          one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Service Provider, to:

uSell.com, Inc.
33 East 33rd St., Suite 1101
New York, NY 10016
Attention: Nik Raman, CEO
nik@usell.com

And to:

BST Distribution, Inc.
We Sell Cellular LLC
150 Executive Drive, Suite Q
Edgewood, NY 11717
Attention: Brian Tepfer, CEO
btepfer@wesellcell.com

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if to the Company, to:

XXXX

or at such other address as any party may designate by written notice to the other parties hereto given in accordance herewith.

4.4.         Further Assurances. The parties hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and take such actions as the other parties may reasonably request or as may otherwise be necessary or proper to carry out the terms and provisions of this Agreement and to consummate and perfect the transactions contemplated hereby.

4.5.         Binding Effect; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each party. This Agreement shall not be assignable by a party without the prior written consent of the other party.

4.6.         Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b)          THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 4.3 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PARTY’S ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

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(c)          THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

4.7.         XXXX as Third Party Beneficiary. XXXX shall be a third party beneficiary of this Agreement. The Service Provider and the Company expressly agree that XXXX shall be entitled to enforce the Company’s rights hereunder to the same extent that the Company is entitled to enforce this Agreement whether in law or in equity. Except for XXXX, the Service Provider Indemnified Parties and the Company Indemnified Parties, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement. XXXX shall have the right at any time during normal business hours to inspect and audit books and records of the Service Provider in connection with and related to the Services and the Service Provider promptly will provide to XXXX information requested by XXXX in connection with and related to the Services.

4.8.         Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

4.9.         Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

4.10.       Entire Agreement. This Agreement, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

4.11.       Amendment. This Agreement may be amended or modified only upon the written consent of all the parties hereto.

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4.12.       Delays or Omissions; Remedies. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative. The parties shall have all rights and remedies set forth herein and all rights and remedies that the parties have been granted at any time under any other agreement or contract and all of the rights that the parties have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without any requirement to post a bond or other security or prove actual damages, which requirements each of the parties waives to the fullest extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

4.13.       Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

4.14.       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.15.       Signatures; Counterparts. This Agreement may be executed by facsimile or electronic signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

4.16.       Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other. Unless the context otherwise requires, (i) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (ii) the words “hereof,” “herein” and words to similar effect refer to this Agreement in its entirety, and (iii) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, this Services Agreement is hereby executed as of the date first written above.

USELL.COM, INC.	XXXXX, by XXXX, its Manager

By:	By:
Name: Nikhil Raman	Name:
Title: CEO	Title:

Each of the following affiliates or subsidiaries of uSell agrees to be bound by the terms and conditions of this Agreement as it applies to affiliates or subsidiaries:

BST DISTRIBUTION, INC., a New York corporation

By:
Name: Brian Tepfer
Title: Chief Executive Officer

WE SELL CELLULAR LLC, a Delaware limited liability company		Upstream Phone Company USA, Inc., a Delaware corporation

By:		By:
	Name: Nikhil Raman		Name: Nikhil Raman
	Title: Manager		Title: President

UPSTREAM PHONE HOLDINGS, INC., a Delaware corporation		HD CAPITAL HOLDINGS LLC, a Delaware limited liability company

By:		By:
	Name: Nikhil Raman		Name: Daniel Brauser
	Title: President		Title: Manager

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